EXHIBIT 3.2(i)

AMENDED AND RESTATED

BYLAWS

OF

CYBERONICS, INC.

(a Delaware corporation)

Date of Adoption:
October 22, 2007

TABLE OF CONTENTS

ARTICLE I OFFICES		1
1.1	Registered Office.	1
1.2	Other Offices.	1
ARTICLE II MEETINGS OF STOCKHOLDERS		1
2.1	Place of Meetings.	1
2.2	Annual Meeting.	1
2.3	Special Meeting.	2
2.4	Notice of Stockholder Meetings.	2
2.5	Advance Notice of Stockholder Nominee for Director and Other Stockholder Proposals.	2
2.6	Manner of Giving Notice; Affidavit of Notice.	5
2.7	Quorum; Adjourned Meeting.	6
2.8	Chairman of Meetings.	6
2.9	Voting; Approval of Stockholder Proposals.	7
2.10	Waiver of Notice.	7
2.11	Stockholder Action By Written Consent Without A Meeting.	7
2.12	Meetings by Remote Communication.	8
2.13	Record Date For Stockholder Notice; Voting.	8
2.14	Proxies.	9
2.15	List of Stockholders Entitled to Vote.	9
ARTICLE III DIRECTORS		10
3.1	Powers.	10
3.2	Number of Directors.	10
3.3	Election, Qualification and Term of Office of Directors.	10
3.4	Resignation and Vacancies.	10
3.5	Place of Meeting; Meetings By Telephone.	11
3.6	Regular Meetings.	11
3.7	Special Meetings; Notice.	11
3.8	Quorum.	11
3.9	Waiver of Notice.	12
3.10	Adjourned Meetings; Notice.	12
3.11	Board Action By Written Consent Without A Meeting.	12
3.12	Fees and Compensation of Directors.	12
3.13	Removal of Directors.	12
ARTICLE IV COMMITTEES		12
4.1	Committees of Directors.	12
4.2	Committee Minutes.	13
4.3	Meetings and Action of Committees.	13
ARTICLE V OFFICERS		14
5.1	Officers.	14
5.2	Election of Officers.	14
5.3	Subordinate Officers.	14
5.4	Removal and Resignation of Officers.	14
5.5	Vacancies in Offices.	14
5.6	Chairman of the Board.	14
5.7	President.	15
5.8	Vice President.	15
5.9	Secretary.	15
5.10	Treasurer.	15
5.11	Assistant Secretary.	16
5.12	Assistant Treasurer.	16
5.13	Authority and Duties of Officers.	16

ii

ARTICLE VI INDEMNIFICATION OF DIRECTORS AND OFFICERS		16
6.1	Right to Indemnification.	16
6.2	Right to Advancement of Expenses.	17
6.3	Right of Indemnitee to Bring Suit.	17
6.4	Non-Exclusivity of Rights.	18
6.5	Insurance.	18
6.6	Indemnification of Employees and Agents of the Corporation.	18
6.7	Nature of Rights.	18
6.8	Savings Clause.	18
ARTICLE VII RECORDS AND REPORTS		18
7.1	Maintenance and Inspection of Records.	18
7.2	Inspection By Directors.	19
7.3	Representation of Shares of Other Corporations.	19
ARTICLE VIII GENERAL MATTERS		19
8.1	Checks.	19
8.2	Execution of Corporate Contracts and Instruments.	19
8.3	Stock Certificates; Partly Paid Shares.	20
8.4	Special Designation on Certificates.	20
8.5	Lost Certificates.	20
8.6	Construction; Definitions.	21
8.7	Dividends.	21
8.8	Fiscal Year.	21
8.9	Seal.	21
8.10	Transfer of Stock.	21
8.11	Stock Transfer Agreements.	22
8.12	Registered Stockholders.	22
8.13	Stock Options.	22
8.14	Electronic Transmissions.	22
ARTICLE IX AMENDMENTS		22
ARTICLE X DISSOLUTION		23
ARTICLE XI CUSTODIAN		23
11.1	Appointment of a Custodian in Certain Cases.	23
11.2	Duties of Custodian.	23

iii

AMENDED AND RESTATED

BYLAWS

of

CYBERONICS, INC.

(a Delaware Corporation)

ARTICLE I
OFFICES

1.1           Registered Office.  The registered office of the corporation required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware shall be the registered office named in the corporation’s certificate of incorporation, or such other office as may be designated from time to time by the board of directors in the manner provided by law.  The registered office need not be identical to the principal office of the corporation should the corporation maintain a principal office within the State of Delaware.

1.2           Other Offices.  The board of directors may at any time establish other offices at any place or places both within and outside the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1           Place of Meetings.  Meetings of stockholders shall be held at any place, within or outside the State of Delaware, as designated by the board of directors. In the absence of a designation, stockholder meetings shall be held at the principal place of business of the corporation.  In lieu of holding a meeting of stockholders at a designated place, the board of directors may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication.

2.2           Annual Meeting.  The annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held each year at a time designated by the board of directors or as otherwise determined by the board of directors.  The meeting shall be held at a place, within or outside the State of Delaware, on a date and at a time as the board of directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

2.3           Special Meeting.  A special meeting of the stockholders may be called at any time by, and only by, the board of directors, or by a person or persons as may be authorized by the corporation's certificate of incorporation.

2.4           Notice of Stockholder Meetings.  All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting.  The notice shall specify the place, if any, date, and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5	Advance Notice of Stockholder Nominee for Director and Other Stockholder Proposals.

(a)           The matters to be considered and brought before any annual or special meeting of stockholders of the corporation shall be limited to matters, including the nomination and election of directors, as shall be brought properly before the meeting in compliance with the procedures set forth in this Section 2.5.

(b)           For any matter to be properly brought before any meeting of stockholders, the matter must be:

(1)           specified in the notice of meeting given by or at the direction of the board of directors,

(2)           otherwise properly brought before the meeting by or at the direction of the board of directors or

(3)           properly brought before the meeting in the manner specified in this Section 2.5(b) and Sections 2.5(c) and (d), as applicable:

(i)           by a stockholder that holds of record stock of the corporation entitled to vote at the meeting on the matter (including any election of a director) or

(ii)           by a person (a "Nominee Holder") that holds stock through a nominee or "street name" holder of record of stock and can demonstrate to the corporation the indirect ownership of, and Nominee Holder's entitlement to vote, the stock on the matter.

In addition to any other requirements under applicable law, the certificate of incorporation and these bylaws, persons nominated by stockholders for election as directors of the corporation and any other proposals by stockholders shall be properly brought before an annual meeting of stockholders only if the stockholder has given timely notice thereof in writing to the Secretary of the corporation and the proposal is a proper matter for stockholder actionunder the General Corporation Law of the State of Delaware.  To be considered timely, notice of any matter to be presented by a stockholder at the meeting (a "Stockholder Notice") shall be delivered to the Secretary at the principal executive office of the corporation not less than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before and ends thirty (30) days after the anniversary date (an annual meeting date outside the period being referred to herein as an "Other Meeting Date"), the Stockholder Notice shall be given in the manner provided herein by the later of (1) the close of business on the date one hundred twenty (120) days prior to the Other Meeting Date or (2) the close of business on the tenth day following the date on which the Other Meeting Date is first publicly announced or disclosed. As used in these bylaws, shares "beneficially owned" shall mean all shares that the person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act").

(c)           Any stockholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the corporation at a meeting of stockholders shall deliver, as part of the Stockholder Notice, a statement in writing setting forth:

(1)           the name and address of the person or persons to be nominated;

(2)           the number and class of all shares of each class of stock of the corporation owned of record and beneficially by each nominee, as reported to the stockholder by the nominee;

(3)           the information regarding each nominee required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K adopted by the U.S. Securities and Exchange Commission;

(4)           the signed consent by each nominee to serve as a director of the corporation if elected;

(5)           the stockholder's name and address;

(6)           the number and class of all shares of each class of stock of the corporation owned of record and beneficially by the stockholder; and

(7)           in the case of a Nominee Holder, evidence establishing the Nominee Holder's indirect ownership of stock and entitlement to vote the stock for the election of directors at the annual meeting.

If a stockholder is entitled to vote only for a specific class or category of directors at a meeting (annual or special), the stockholder's right to nominate one or more individuals for election as a director at the meeting shall be limited to that class or category of directors.

Notwithstanding any provision of this Section 2.5 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation at the next annual meeting of stockholders is increased by virtue of an increase in the size of the board of directors and either all of the nominees for director at the next annual meeting of stockholders or the size of the increased board of directors is not publicly announced or disclosed by the corporation at least one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees to stand for election at the next annual meeting as the result of any new positions created by the increase, if it is delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the tenth day following the first day on which all nominees or the size of the increased board of directors shall have been publicly announced or disclosed.

(d)           Any stockholder who gives a Stockholder Notice of any matter (other than a nomination for director) proposed to be brought before a meeting of stockholders shall deliver, as part of the Stockholder Notice:

(1)           a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(2)           the stockholder's name and address as they appear on the corporation’s books;

(3)           the number and class of all shares of each class of stock of the corporation owned of record and beneficially by the stockholder;

(4)           any material interest of the stockholder in the matter proposed (other than as a stockholder), if applicable;

(5)           in the case of a Nominee Holder, evidence establishing the Nominee Holder's indirect ownership of stock and entitlement to vote the stock on the matter proposed at the meeting; and

(6)           any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in his capacity as a proponent to a stockholder proposal.

Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the ExchangeAct.  Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Article II.

(e)           Except as provided in the final paragraph and sentence of Section 2.5(c) above, no matter shall be properly brought before a special meeting of stockholders unless the matter is brought before the meeting pursuant to the corporation's notice of the meeting. In the event the corporation calls for a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any stockholder entitled to vote for the election of director(s) at the meeting may nominate a person or persons (as the case may be) for election to that position(s) as are specified in the corporation's notice of the meeting, but only if the Stockholder Notice required by Sections 2.5(b), (c) and (d) hereof is delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the tenth day following the first day on which the date of the special meeting and either the names of all nominees proposed by the board of directors to be elected at the meeting or the number of directors to be elected shall have been publicly announced or disclosed.

(f)           For purpose of this Section 2.5, a matter shall be deemed to have been "publicly announced or disclosed" if the matter is disclosed in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or in a document publicly filed by the corporation with the U.S. Securities and Exchange Commission.

(g)           In no event shall the adjournment of an annual meeting or a special meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 2.5. This Section 2.5 shall not apply to any nomination of a director in an election in which only the holders of one or more series of preferred stock of the corporation issued pursuant to Article IV of the certificate of incorporation are entitled to vote (unless otherwise provided in the terms of the stock).

(h)           The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 2.5 and, if not so given, shall direct and declare at the meeting that nominees and other matters shall not be considered.

2.6           Manner of Giving Notice; Affidavit of Notice.  If mailed, notice to stockholders shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.  Without limiting the manner by which notice may otherwise be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Sections 222 and 232 of the General Corporation Law of the State of Delaware.  An affidavit of the secretary or an assistant secretary, proxy solicitor hired by the corporation or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

The board of directors may cancel, reschedule or postpone any previously scheduled annual or special meeting.

2.7           Quorum; Adjourned Meeting.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the certificate of incorporation or these bylaws.  If, however, a quorum is not present or represented at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting to another place, if any, date or time.  At the adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before the meeting, unless the question is one upon which, by express provisions of the statutes or of the certificate of incorporation, a different vote is required, in which case the express provision shall govern and control the decision of the question.

Notwithstanding the other provisions of the certificate of incorporation or these bylaws, the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy, at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time.  When a meeting is adjourned, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at the adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8           Chairman of Meetings.  The president shall act as chairman of and preside at all meetings of stockholders unless the board of directors appoints another officer, director or stockholder to act as chairman of the meeting.  The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the determination of the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and any other regulation of the manner of voting and the conduct of discussion as he determines to be reasonably in order.  The chairman may adjourn any meeting of stockholders, pursuant to Section 2.7 of these bylaws, and notice of the adjournment need be given only if required by law.

2.9           Voting; Approval of Stockholder Proposals.

(a)           Except as provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by the stockholder.  The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.13 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of the State of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

(b)           Except as otherwise required by law, any matter (other than a nomination for director) that has been properly brought before an annual or special meeting of stockholders of the corporation by a stockholder (including a Nominee Holder) in compliance with the procedures set forth in Section 2.5 shall require for approval thereof the affirmative vote of the holders of not less than a majority of all outstanding shares of common stock of the corporation and all other outstanding shares of stock of the corporation entitled to vote on the matter, with the outstanding shares of common stock and other stock considered for this purpose as a single class.  Any vote of stockholders required by this Section 2.9(b) shall be in addition to any other vote of stockholders of the corporation that may be required by law, the certificate of incorporation or these bylaws, by any agreement with a national securities exchange or otherwise.

(c)           At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at the meeting according to the best of his ability.  The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

(d)           Unless otherwise provided in the certificate of incorporation, cumulative voting for the election of directors is prohibited.

2.10           Waiver of Notice.  Whenever notice is required to be given under any provision of the General Corporation Law of the State of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic transmission by the person, whether given before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of the meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

2.11           Stockholder Action By Written Consent Without A Meeting.  The stockholders of the corporation may not take action by written consent without a meeting.

2.12           Meetings by Remote Communication.  If authorized by the board of directors, and subject to any guidelines and procedures that the board of directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether the meeting is to be held in a designated place or solely by means of remote communication, provided that (1) the corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (2) the corporation implements reasonable measures to provide stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including the opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings; and (3) if the stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the corporation.

2.13           Record Date For Stockholder Notice; Voting.

(a)           In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days prior to any other action.

(b)           If the board of directors does not fix a record date for any meeting of the corporation’s stockholders:

(1)           The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with these bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(2)           The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

(c)           A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.14           Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A proxy shall be deemed signed if the stockholders name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholders attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the General Corporation Law of the State of Delaware.

If a proxy designates two or more persons to act as proxies, unless the instrument provides the contrary, a majority of the persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one person is present, then the powers may be exercised by that one person; or, if an even number attend and a majority do not agree on any particular issue, each proxy attending is entitled to exercise powers in respect of the same portion of the shares as he is of the proxies representing such shares.

2.15           List of Stockholders Entitled to Vote.

(a)           A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is furnished with the notice of the meeting or (2) during ordinary business hours, at the principal place of business of the corporation.

(b)           If the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time and may be inspected by any stockholder who is present at that meeting.  If the meeting is to be held solely by means of remote communication, then the list also shall be open to the examination of any stockholder during the whole time of that meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of that meeting.  Nothing contained in this Section 2.15 shall require the corporation to include electronic mail addresses or other electronic contact information on that list.  The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE III
DIRECTORS

3.1           Powers.  Subject to the provisions of the General Corporation Law of the State of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2           Number of Directors.  The authorized number of directors shall be nine (9).  This number may be increased or decreased by resolution of the board of directors.

No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

3.3           Election, Qualification and Term of Office of Directors.  Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting or until his earlier death or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed.  Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

Elections of directors need not be by written ballot.

3.4           Resignation and Vacancies.  Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation.  When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill the vacancy or vacancies, the vote thereon to take effect when the resignation or, resignations shall become effective, and each director so chosen shall, hold office as provided in this section in the filling of other vacancies.
Unless otherwise provided in the certificate of incorporation or these bylaws:

(1)           vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(2)           Wherever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of the class or classes or series shall be filled only by a majority of the directors elected by the class or classes or series thereof then in office, or by a sole remaining director so elected.

(3)           If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of the State of Delaware.

3.5           Place of Meeting; Meetings By Telephone.  The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware as the board of directors may designate from time to time, or as may be designated in the notice calling the meeting.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6           Regular Meetings.  Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

3.7           Special Meetings; Notice.  Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two (2) or more of the directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone, e-mail, or telecopy to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation.  If the notice is mailed, it shall be deposited in the United States mail at least five (5) business days before the time of the holding of the meeting.  If the notice is delivered personally or by telephone, e-mail, telecopy or telegram, it shall be delivered personally or by telephone, e-mail or telecopy or to the telegraph company at least twenty-four (24) hours before the time of the holding of the meeting.  The notice need not specify the purpose or place of the meeting if the meeting is to be held at the principal executive office of the corporation.

3.8           Quorum.  At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9           Waiver of Notice.  Whenever notice is required to be given under any provision of the General Corporation Law of the State of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic transmission by the person, whether given before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of the meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

3.10           Adjourned Meetings; Notice.  If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.11           Board Action By Written Consent Without A Meeting.  Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.  The filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.12           Fees and Compensation of Directors.  Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors (or a designated committee thereof) shall have the authority to fix the compensation of directors.

3.13           Removal of Directors.  Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

ARTICLE IV
COMMITTEES

4.1           Committees of Directors.  The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent provided in the resolution of the board of directors or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no committee shall have the power or authority to (1) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation); (2) adopt an agreement of merger or consolidation under Sections 251, 252, 254, 255, 256, 257, 258, 263 or 264 of the General Corporation Law of the State of Delaware; (3) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; (4) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution; or (5) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

4.2           Committee Minutes.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3           Meetings and Action of Committees.  Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment and notice of adjournment), and Section 3.12 (action without a meeting), with changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee.  The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V
OFFICERS

5.1           Officers.  The officers of the corporation shall be a president, a secretary, and a treasurer.  The corporation may also have a chairman of the board, one or more vice presidents, assistant vice presidents, assistant secretaries, assistant treasurers, and any other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws.  Any number of offices may be held by the same person.

5.2           Election of Officers.  The officers of the corporation, except the officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, shall, be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

5.3           Subordinate Officers.  The board of directors or the president may appoint other officers and agents as the business of the corporation may require, each of whom shall hold office for the period, have the authority, and perform the duties as are provided in these bylaws or as the board of directors may from time to time determine.

5.4           Removal and Resignation of Officers.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by the corporation’s president or any other officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the corporation.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5           Vacancies in Offices.  Any vacancy occurring in any office of the corporation may be filled by the board of directors, the corporation’s president or any other officer upon whom such power may be conferred by the board of directors.

5.6           Chairman of the Board.  The chairman of the board, if such an officer is elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws.  If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.

5.7           President.  Subject to the supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there is such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation.  He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors.  He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have other powers and duties as may be prescribed by the board of directors or these bylaws.

5.8           Vice President.  In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors or the president, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president.  The vice presidents shall have other powers and perform other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

5.9           Secretary.  The secretary shall keep or cause to be kept, at the principal executive office of the corporation or other place as the board of directors may direct; a book of minutes of all meetings and actions of directors, committees of directors, and stockholders.  The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholder meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing the shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws.  He shall keep the seal of the corporation, if one is adopted, in safe custody and shall have other powers and perform other duties as may be prescribed by the board of directors or by these bylaws.

5.10           Treasurer.  The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares.  The books of account shall at all reasonable times be open to inspection by any director.

The treasurer shall deposit all money and other valuables in the name and to the credit of the corporation with the depositories as may be designated by the board of directors.  He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have other powers and perform other duties as may be prescribed by the board of directors or these bylaws.

5.11           Assistant Secretary.  The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there is no determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform other duties and have other powers as the board of directors or the stockholders may from time to time prescribe.

5.12           Assistant Treasurer.  The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the stockholders or board of directors (or if there is no determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform other duties and have other powers as the board of directors or the stockholders may from time to time prescribe.

5.13           Authority and Duties of Officers.  In addition to the foregoing authority and duties, all officers of the corporation shall respectively have the authority and perform the duties in the management of the business of the corporation as may be designated from time to time by the board of directors, the president or the stockholders.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS AND OFFICERS

6.1           Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of the proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that the amendment permits the corporation to provide broader indemnification rights than the law permitted the corporation to provide prior to the amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection therewith; provided, however, that, except as provided in Section 6.3 of this Article VI with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee only if the proceeding (or part thereof) was authorized by the board of directors of the corporation.

6.2           Right to Advancement of Expenses.  In addition to the right to indemnification conferred in Section 6.1 of this Article VI, an indemnitee shall also have the right to be paid by the corporation the expenses (including attorneys' fees) incurred in defending the proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by the indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that the indemnitee is not entitled to be indemnified for the expenses under this Section 6.2 or otherwise.

6.3           Right of Indemnitee to Bring Suit.  If a claim under Section 6.1 or 6.2 of this Article VI is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending the suit.  In (1) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expense) it shall be a defense that, and (2) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover the expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware.  Neither the failure of the corporation (including its directors who are not parties to the action, a committee of the directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of the suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its directors who are not parties to the action, a committee of the directors, independent legal counsel, or its stockholders) that the indemnitee has not met the applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of a suit brought by the indemnitee, be a defense to the suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden or proving that the indemnitee is not entitled to be indemnified, or to the advancement of expense, under this Article VI or otherwise shall be on the corporation.

6.4           Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statue, the corporation's certificate of incorporation, these bylaws, agreement, vote of stockholders or directors or otherwise.

6.5           Insurance.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify the person against the expenses, liability or loss under the General Corporation Law of the State of Delaware.

6.6           Indemnification of Employees and Agents of the Corporation.  The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

6.7           Nature of Rights.  The rights conferred upon indemnitees in this Article VI shall be contract rights and the rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators.  Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to the amendment or repeal.

6.8           Savings Clause.  If this Article VI or any portion hereof is invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify and hold harmless each director and officer of the corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII
RECORDS AND REPORTS

7.1           Maintenance and Inspection of Records.  The corporation shall, either at its principal executive office or at the place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to the person’s interest as a stockholder.  In every instance where an attorney of other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

7.2           Inspection By Directors.  Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director.  The Court of Chancery may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom.  The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award other and further relief as the Court may deem just and proper.

7.3           Representation of Shares of Other Corporations.  The chairman of the board, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation.

The authority granted herein may be exercised either by the person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having the authority.

ARTICLE VIII
GENERAL MATTERS

8.1           Checks.  From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2           Execution of Corporate Contracts and Instruments.  The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; the authority may be general, or confined to specific instances.  Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3           Stock Certificates; Partly Paid Shares.  The shares of capital stock of the corporation may be certificated or may be uncertificated, as provided under the General Corporation Law of the State of Delaware.  Each stockholder, upon written request to the transfer agent or registrar of the corporation, shall be entitled to have a certificate of the capital stock of the corporation in the form as may from time to time be prescribed by the board of directors.  The certificate shall be signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be an officer, transfer agent or registrar before the certificate is issued, it may be issued by the corporation with the same effect as if he were an officer, transfer agent or registrar at the date of issue.  The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor.  Upon the face or back of each stock certificate issued to represent any partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.  Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4           Special Designation on Certificates.  If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of the preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent the class of series of stocks; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent the class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of the preferences and/or rights.

8.5           Lost Certificates.  Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless this latter is surrendered to the corporation and cancelled at the same time.  The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it an account of the alleged loss, theft or destruction of the certificate or the issuance of a new certificate or uncertificated shares.

8.6           Construction; Definitions.  Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Delaware shall govern that construction of these bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

8.7           Dividends.  The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of the State of Delaware.  Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.  The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.  These purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8           Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

8.9           Seal.  The corporation shall have power to have a corporate seal, which shall be adopted and which may be altered by the board of directors, and the corporation may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.10           Transfer of Stock.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate, and record the transaction in the corporation’s books.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, the uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the corporation.  If the corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The board of directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize the agent to make all rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

8.11           Stock Transfer Agreements.  The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by stockholders in any manner not prohibited by the General Corporation Law of the State of Delaware.

8.12           Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as the owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in the share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

8.13           Stock Options.  The corporation shall not grant any compensatory stock options with an exercise price that is less than 100% of the fair market value of the underlying common stock on the date of grant or reduce the exercise price of any compensatory stock option granted under any existing or future stock option plan, excluding the Employee Stock Purchase Plan, unless the option plan, grant or reduction in exercise price is approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of the stockholders.  This Section 8.13 may not be amended or repealed without the affirmative vote of the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders.

8.14           Electronic Transmissions.  For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper that creates a record that may be retained, retrieved, and reviewed by a recipient, and that may be directly reproduced in paper form by such recipient through an automated process.

ARTICLE IX
AMENDMENTS

The bylaws of the corporation may be adopted, amended or repealed only in the manner set forth in the under the General Corporation Law of the State of Delaware or the corporation's certificate of incorporation.

Notwithstanding any other provision of these bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or by these bylaws, the affirmative vote of at least two-thirds (2/3) of the combined voting power of all of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal these bylaws, including this Article IX.

ARTICLE X
DISSOLUTION

If it should be deemed advisable in the judgment of the board of directors of the corporation that the corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

At the meeting a vote shall be taken for and against the proposed dissolution.  If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of Section 275 of the General Corporation Law of the State of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of the State of Delaware. Upon the certificate's becoming effective in accordance with Section 103 of the General Corporation Law of the State of Delaware, the corporation shall be dissolved.
ARTICLE XI
CUSTODIAN

11.1           Appointment of a Custodian in Certain Cases.  The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the corporation is insolvent, to be receivers, of and for the corporation when:

(1)           at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors;

(2)           the business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that the required vote for action by the board of directors cannot be obtained and the stockholders are unable to terminate this division; or

(3)           the corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

11.2           Duties of Custodian.  The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of the State of Delaware, but the authority of the custodian shall be to continue the business of the corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of the State of Delaware.